   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 1996
                                                       REGISTRATION NO. 33-71894
===============================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                         --------------------

                     POST-EFFECTIVE AMENDMENT NO. 3
                                   TO
                               FORM SB-2
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                         --------------------

                      CORTEX PHARMACEUTICALS, INC.
             (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

          DELAWARE                       2834                   33-0303583
(State or other jurisdiction      (Primary Standard         (I.R.S. Employer
     of incorporation          Industrial Code Number)    Identification Number)
     or organization)

                15241 Barranca Parkway, Irvine, California 92618
                               (714) 727-3157
        (Address and telephone number of principal executive offices)

                15241 Barranca Parkway, Irvine, California 92618
                               (714) 727-3157
                   (Address of principal place of business)

      Vincent F. Simmon, Ph.D., President and Chief Executive Officer
                15241 Barranca Parkway, Irvine, California 92618
                               (714) 727-3157
         (Name, address and telephone number of agent for service)

                                 Copies to:
                            NICK E. YOCCA, Esq.
                          LAWRENCE B. COHN, Esq.
                      Stradling, Yocca, Carlson & Rauth
                    660 Newport Center Drive, Suite 1600
                      Newport Beach, California 92660
                               (714) 725-4000

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

===============================================================================

                        DEREGISTRATION OF SECURITIES

   Pursuant to Item 512(a)(3) of Regulation S-B, the Registrant is filing this Post-Effective Amendment No. 3 to Registration Statement to remove from registration all securities registered pursuant to the Registration Statement that remain unsold as of the date of filing this Post-Effective Amendment No. 3 to Registration Statement.

   Accordingly:

   (1) the offering is hereby terminated; and

   (2) the Registrant hereby removes from registration 1,365,000 shares of Common Stock, representing all securities which remain unsold under this Registration Statement.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 2nd day of December 1996.

                                     CORTEX PHARMACEUTICALS, INC.

                                     By: /s/ VINCENT F. SIMMON, Ph.D
                                         ---------------------------
                                         Vincent F. Simmon, Ph.D.
                                         President and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       SIGNATURE                        TITLE                    DATE
       ---------                        -----                    ----

/s/ VINCENT F. SIMMON          President, Chief Executive    December 2, 1996
---------------------------    Officer, Director
Vincent F. Simmon, Ph.D.

/s/ D. SCOTT HAGEN             Vice President, Chief         December 2, 1996
---------------------------    Financial Officer and
D. Scott Hagen                 Secretary (Principal
                               Financial and Accounting
                               Officer)

/s/ HARVEY S. SADOW            Chairman of the Board and     December 2, 1996
---------------------------    Director
Harvey S. Sadow, Ph.D.


                      (signatures continued next page)

/s/ ROBERT F. ALLNUTT          Director                      December 2, 1996
--------------------------
Robert F. Allnutt

/s/ JEROME M. ARNOLD           Director                      December 2, 1996
--------------------------
Jerome M. Arnold

/s/ CARL W. COTMAN             Director                      December 2, 1996
--------------------------
Carl W. Cotman, Ph.D.

/s/ MICHAEL G. GREY            Director                      December 2, 1996
--------------------------
Michael G. Grey

                               Director                      December 2, 1996
--------------------------
Davis L. Temple, Jr., Ph.D.



                                      S-2